Exhibit 99.1
Pinnacle Airlines Reports Third Quarter 2006 Financial Results
MEMPHIS, TN — November 7, 2006 — Pinnacle Airlines Corp. (NASDAQ: PNCL) (“Pinnacle” or the “Company”) today reported third quarter 2006 earnings per fully diluted share (“EPS”) of $0.72. Operating income and net income were $25.6 million and $15.8 million, respectively. For the nine months ended September 30, 2006, Pinnacle reported EPS of $1.87. Operating income and net income for the nine month period were $66.6 million and $41.0 million, respectively.
Operating income during the third quarter was impacted by a pre-tax benefit of $3.5 million related to a change in estimate in Pinnacle’s provision for sublease losses associated with the return of eleven Saab 340 aircraft from Mesaba Aviation, Inc. This one-time item increased third quarter EPS by $0.10. Pinnacle sold its unsecured claim against Mesaba to a third party in early October 2006 at a price equal to 42% of the claim that is ultimately allowed to Pinnacle in the Mesaba bankruptcy case. Accordingly, Pinnacle lowered its estimate of sublease losses as of September 30 to reflect the fair value of its claims against Mesaba. Pinnacle’s third quarter 2006 EPS would have been $0.62 without this nonrecurring item. Third quarter 2005 EPS was $0.60, excluding charges related to the bankruptcy filings of Northwest and Mesaba of $1.58.
For the three months ended September 30, 2006, Pinnacle recorded operating revenue of $208.5 million, a decrease of $12.4 million, or 6%, over the same period in 2005. Pinnacle completed 104,435 block hours and 63,713 cycles, decreases of 9% and 4%, respectively, over the same periods in 2005. The decrease in revenue, block hours and cycles was primarily attributable to the removal of 15 CRJ aircraft from Pinnacle’s operating fleet in November 2005. Pinnacle operated 124 aircraft throughout the third quarter of 2006, as compared to 139 aircraft operated during the third quarter of 2005.
EPS for the nine months ended September 30, 2006 was $1.87. In addition to the gain related to Pinnacle’s claim against Mesaba mentioned above, EPS for the nine months was impacted by a one-time, non-cash pre-tax charge of $1.3 million related to the previously unrecorded obligation for Pilot post-retirement health care benefits that was recorded during the second quarter of 2006. Excluding these two items, EPS for the nine months ended September 30, 2006 was $1.84, a 3% increase over the prior year excluding one-time items. EPS for the nine months ended September 30, 2005 was $1.78, excluding a charge associated with Northwest and Mesaba’s bankruptcy filings of $1.58 and a gain associated with the repurchase of the Company’s debt obligation to Northwest totaling $0.52.
For the nine months ended September 30, 2006, Pinnacle recorded operating revenue of $620.1 million, a decrease of $8.5 million, or 1%, over the same period in 2005. For the nine months ended September 30, 2006, Pinnacle completed 310,503 block hours and 188,031 cycles, a decrease of 5% and an increase of less than 1%, respectively, over the same periods in 2005. While block hours decreased due to the decrease in fleet size, cycles increased due to a decrease in the average length of Pinnacle’s flights.
Pinnacle’s operating margin for the three months ended September 30, 2006 was 12.3%. Excluding the aforementioned benefit related to the adjustment for Saab sublease losses, Pinnacle’s margin for the quarter was 10.6%. Pinnacle’s operating margin for the three months ended September 30, 2005 was 9.8% excluding one-time charges related to the bankruptcies of Northwest and Mesaba. Some contributing factors to the increase in margin were lower external consulting fees and reduced training costs. During the three months ended September 30, 2005, Pinnacle was performing the initial training of flight crews related to the increase in its fleet. With a stable fleet size throughout 2006, Pinnacle’s initial training requirements have decreased.
Pinnacle ended the quarter with cash and short-term investments totaling $58.7 million. Because September 30 occurred on a Saturday, this total did not include Pinnacle’s normal month-end payment of $31.7 million, which was received from Northwest on October 2.
Pinnacle is holding discussions with Northwest regarding the assumption of the ASA between the two companies, and expects that the two parties will reach agreement on an amended ASA in the near future that will likely substantially reduce Pinnacle’s revenue, certain expenses and earnings. Northwest has also maintained that Pinnacle must reach a tentative agreement for an amended collective bargaining agreement with the Airline Pilots Association (“ALPA”), the union that represents Pinnacle’s Pilots, before Pinnacle can continue as a Northwest Airlink partner. After holding discussions with ALPA since the current agreement became amendable in April 2005, Pinnacle filed for mediation with the National Mediation Board in August 2006. Since then, Pinnacle and ALPA have met several times with the mediator assigned to the case, but have been unable to reach an agreement.
“Once again, Pinnacle reported a quarter of strong operational and consistent financial performance,” said Phil Trenary, Pinnacle’s President and Chief Executive Officer. “I am proud that our People continue to take care of our Customers and turn in operating performance at the top of the regional industry. However, I am disappointed that we have been unable to reach an agreement with ALPA that is fair to both our Pilots and our airline. I believe that we can reach a consensual agreement soon, because I trust that our Pilots will support an agreement that is fair to them and provides for the growth and long-term success of Pinnacle Airlines.”
Non-GAAP Disclosures
This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles (“GAAP”), regarding operating income, operating margin, net income and EPS for the three and nine months ended September 30, 2006 and 2005 excluding the losses and gains associated with the bankruptcy filings of Northwest and Mesaba, the nonrecurring charge related to the pilot post-retirement liability and the nonrecurring gain on repurchase of the note payable with Northwest. Pinnacle believes that this information is useful to investors as it indicates more clearly Pinnacle’s comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. Pinnacle has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.
About Pinnacle
Pinnacle Airlines Corp. operates through its wholly owned subsidiary, Pinnacle Airlines, Inc., as a regional airline that provides airline capacity to Northwest Airlines, Inc. Pinnacle operates as a Northwest Airlink carrier at Northwest’s domestic hub airports in Detroit, Minneapolis/St. Paul and Memphis and the focus city of Indianapolis. Pinnacle currently operates an all-jet fleet of 124 Canadair Regional Jets and offers scheduled passenger service with 696 daily departures to 116 cities in 36 states and six Canadian provinces. Pinnacle Airlines maintains its headquarters in Memphis, Tennessee, and employs approximately 3,600 People.
Forward-Looking Statements
This press release contains various forward-looking statements that are based on management’s beliefs, as well as assumptions made by and information currently available to management. Although Pinnacle believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or online from the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. Pinnacle does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.
For further information, please contact Philip Reed, Vice President of Marketing, at (901) 348-4257, or visit our Web site at www.nwairlink.com.
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Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,
	2006	2005
Operating revenues
Regional airline services	$206,827	$218,832
Other	1,673	2,111

Total operating revenues	208,500	220,943
Operating expenses
Salaries, wages and benefits	34,567	35,155
Aircraft fuel	28,041	30,555
Aircraft maintenance, materials and repairs	8,691	7,473
Aircraft rentals	66,031	73,737
Other rentals and landing fees	11,480	11,464
Ground handling services	21,663	23,616
Depreciation	1,003	1,041
Other	15,002	16,344
Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(3,537)	53,914

Total operating expenses	182,941	253,299

Operating income (loss)	25,559	(32,356)
Operating income (loss) as a percentage of operating revenues	12.3%	(14.6%)
Nonoperating income (expense)
Interest expense	(1,198)	(1,109)
Interest income	640	402
Miscellaneous income (expense), net	18	(2)

Total nonoperating expense	(540)	(709)

Income (loss) before income taxes	25,019	(33,065)
Income tax expense (benefit)	9,182	(11,673)

Net income (loss)	$15,837	$(21,392)

Basic and diluted earnings (loss) per share	$0.72	$(0.98)

Shares used in computing basic earnings (loss) per share	21,945	21,908

Shares used in computing diluted earnings (loss) per share	21,990	21,908

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Nine Months Ended September 30,
	2006	2005
Operating revenues
Regional airline services	$614,643	$622,541
Other	5,460	6,033

Total operating revenues	620,103	628,574
Operating expenses
Salaries, wages and benefits	104,587	99,664
Aircraft fuel	81,953	84,660
Aircraft maintenance, materials and repairs	26,949	23,546
Aircraft rentals	198,093	206,632
Other rentals and landing fees	33,954	32,668
Ground handling services	65,787	69,405
Depreciation	2,932	3,019
Other	41,437	44,570
Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(2,172)	53,914

Total operating expenses	553,520	618,078

Operating income	66,583	10,496
Operating income as a percentage of operating revenues	10.7%	1.7%
Nonoperating income (expense)
Interest expense	(4,150)	(3,266)
Interest income	1,789	819
Miscellaneous income (expense), net	69	(2)
Gain on extinguishment of debt	—	18,000

Total nonoperating (expense) income	(2,292)	15,551

Income before income taxes	64,291	26,047
Income tax expense	23,267	10,311

Net income	$41,024	$15,736

Basic and diluted earnings per share	$1.87	$0.72

Shares used in computing basic earnings per share	21,945	21,908

Shares used in computing diluted earnings per share	21,981	21,923

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,330	$31,567
Short-term investments	57,375	44,160
Receivables, net of allowance	64,157	30,192
Spare parts and supplies, net	7,571	6,368
Prepaid expenses and other assets	9,915	5,014
Deferred income taxes, net of allowance	7,566	9,146

Total current assets	147,914	126,447
Property and equipment
Aircraft and rotable spares	39,002	39,362
Other property and equipment	21,162	19,209
Office furniture and fixtures	2,031	2,002

	62,195	60,573
Less accumulated depreciation	(20,890)	(18,038)

Net property and equipment	41,305	42,535
Other assets, primarily aircraft deposits	24,225	22,765
Debt issuance costs, net	4,033	4,198
Contractual rights under airline services agreement, net	13,533	14,435
Goodwill, net	18,422	18,422

Total assets	$249,432	$228,802

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	September 30,	December 31,
	2006	2005
	(Unaudited)
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$15,071	$12,945
Accrued expenses	27,795	25,161
Line of credit with First Tennessee	—	17,000
Income taxes payable	14,355	17,756
Other current liabilities	1,176	7,161

Total current liabilities	58,397	80,023
Deferred income taxes	7,507	7,426
Other liabilities	2,466	1,735
Senior convertible notes	121,000	121,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01 per share; 1,000,000 shares authorized, no shares issued	—	—
Series A preferred stock, stated value $100 per share; one share authorized and issued	—	—
Series common stock, par value $0.01 per share; 5,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; 22,080,585 and 21,945,260 shares issued, respectively	221	219
Additional paid-in capital	85,968	85,550
Accumulated deficit	(26,127)	(67,151)

Total stockholders’ equity	60,062	18,618

Total liabilities and stockholders’ equity	$249,432	$228,802

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2006	2005
Cash provided by operating activities	$2,590	$13,214
Cash used in investing activities	(15,827)	(16,183)
Cash (used in) provided by financing activities	(17,000)	26,607

Net (decrease) increase in cash and cash equivalents	(30,237)	23,638
Cash and cash equivalents at beginning of period	31,567	34,912

Cash and cash equivalents at end of period	$1,330	$58,550

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)

	Three Months Ended September 30,
			% Increase
	2006	2005	(Decrease)
	(in thousands, except per share data)
Operating Income:
Operating income (loss) in accordance with GAAP	$25,559	$(32,356)	179%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(3,537)	53,914	(107)%

Non-GAAP operating income	$22,022	$21,558	2%

Operating Margin:
Operating margin in accordance with GAAP	12.3%	(14.6%)	26.9 pts.
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(1.7%)	24.4%	(26.1) pts.

Non-GAAP operating margin	10.6%	9.8%	0.8 pts.

Net Income:
Net income (loss) in accordance with GAAP	$15,837	$(21,392)	174%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba, net of related tax	(2,227)	34,519	(106)%

Non-GAAP net income	$13,610	$13,127	4%

Basic and Diluted EPS:
Basic and diluted EPS in accordance with GAAP	$0.72	$(0.98)	173%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba, net of related tax	(0.10)	1.58	(106)%

Non-GAAP basic and diluted EPS	$0.62	$0.60	3%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)

	Nine Months Ended September 30,
			% Increase
	2006	2005	(Decrease)
	(in thousands, except per share data)
Operating Income:
Operating income in accordance with GAAP	$66,583	$10,496	534%
Add: Pilot post-retirement liability	1,300	—	100%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(2,172)	53,914	(104)%

Non-GAAP operating income	$65,711	$64,410	2%

Operating Margin:
Operating margin in accordance with GAAP	10.7%	1.7%	10.0 pts.
Add: Pilot post-retirement liability	0.2%	0.0%	0.2 pts.
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(0.3)%	8.5%	(8.8) pts.

Non-GAAP operating margin	10.6%	10.2%	0.4 pts.

Net Income:
Net income in accordance with GAAP	$41,024	$15,736	161%
Add: Pilot post-retirement liability, net of related tax	830	—	100%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba, net of related tax	(1,366)	34,519	(104)%
Deduct: Gain on repurchase of debt, net of related tax	—	(11,302)	(100)%

Non-GAAP net income	$40,488	$38,953	4%

Basic and Diluted EPS:
Basic and diluted EPS in accordance with GAAP	$1.87	$0.72	160%
Add: Pilot post-retirement liability, net of related tax	0.04	—	100%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba, net of related tax	(0.07)	1.58	(104)%
Deduct: Gain on repurchase of debt, net of related tax	—	(0.52)	(100)%

Non-GAAP basic and diluted EPS	$1.84	$1.78	3%

Pinnacle Airlines Corp.
Operating Statistics (Unaudited)

	Three Months Ended September 30,
	2006	2005	Change
Other Data:
Revenue passengers (in thousands)	2,330	2,192	6%
Revenue passenger miles (in thousands) (1)	1,110,898	1,160,095	(4)%
Available seat miles (in thousands)	1,459,943	1,555,520	(6)%
Passenger load factor (2)	76.1%	74.6%	1.5pts.
Operating revenue per available seat mile (in cents)	14.28	14.20	1%
Operating costs per available seat mile (in cents)	12.53	16.29	(23)%
Operating revenue per block hour	$1,996	$1,915	4%
Operating costs per block hour	$1,752	$2,195	(20)%
Block hours	104,435	115,358	(9)%
Cycles	63,713	66,094	(4)%
Average daily utilization (block hours)	9.15	9.04	1%
Average stage length (miles)	471	510	(8)%
Number of operating aircraft (end of period)	124	139	(11)%
Employees (end of period)	3,554	3,605	(1)%

	Nine Months Ended September 30,
	2006	2005	Change
Other Data:
Revenue passengers (in thousands)	6,685	5,971	12%
Revenue passenger miles (in thousands) (1)	3,193,715	3,064,647	4%
Available seat miles (in thousands)	4,173,150	4,326,501	(4)%
Passenger load factor (2)	76.5%	70.8%	5.7pts.
Operating revenue per available seat mile (in cents)	14.86	14.53	2%
Operating costs per available seat mile (in cents)	13.26	14.22	(7)%
Operating revenue per block hour	$1,997	$1,929	4%
Operating costs per block hour	$1,783	$1,888	(6)%
Block hours	310,503	325,802	(5)%
Cycles	188,031	187,188	0%
Average daily utilization (block hours)	9.17	9.20	(0)%
Average stage length (miles)	471	502	(6)%
Number of operating aircraft (end of period)	124	139	(11)%
Employees (end of period)	3,554	3,605	(1)%

(1) Revenue passenger miles represents the number of miles flown by revenue passengers.
(2) Passenger load factor equals revenue passenger miles divided by available seat miles.